SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                January 19, 2005

                               SWISS MEDICA, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      000-09489                 98-0355519
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


53 Yonge Street Third Floor, Toronto, Ontario, Canada              M5E 1J3
       (Address of principal executive offices)                  (Zip code)

    Registrant's telephone number, including area code:    (416) 868-0202

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

         On January 19, 2005, the Company terminated the Standby Equity Distribution Agreement, which was entered into on December 23, 2004 with Cornell Capital Partners, LP. The Company never requested any advances under the Standby Equity Distribution Agreement.


         On December 23, 2004, the Company entered into a Securities Purchase Agreement with Highgate House, LP ("Highgate") and Montgomery Equity Partners, LP ("Montgomery"). Pursuant to the Securities Purchase Agreement, the Company was to issue convertible-redeemable debentures to Highgate and Montgomery in the original principal amount of $1,000,000, collectively. The $1,000,000 was to be disbursed as follows: $500,000 was disbursed on December 28, 2005 (the "First Tranche") and $500,000 was to be disbursed within five days of the filing of a registration statement related to the shares issueable upon conversion of the convertible debentures ("Second Tranche"). Pursuant to the Securities Purchase Agreement, Highgate and Montgomery each received 250,000 warrants.

         On January 19, 2005, the Securities Purchase Agreement was terminated without the Second Tranche being funded. In addition:

         (1) The First Traunche has been redeemed for $625,000 plus accrued interest, as per the Security Purchase Agreement.
         (2) Highgate and Montgomery still have the right to exercise the warrants, however, the exercise price of the warrants were re-priced to $0.40 per share.

Item 3.02 Unregistered Sales of Equity Securities.

         On January 19, 2005, the Company issued 125,000 shares of common stock to each of Highgate and Montgomery, in consideration of the termination of the Securities Purchase Agreement.

Item. 8.01 Other Events.

         On December 6, 2004, the Company closed a private financing of $600,000 CAD (approximately $508,475 USD) through a private placement to an accredited Canadian investor (the "Investor"). The Investor received 350,000 warrants pursuant to a Note and Warrant Purchase Agreement entered into with the Company. The warrants had an original exercise price equal to $0.20 per share, but have been subsequently repriced to $0.42 per share, based on the current performance of the Company's stock price.

         During December 2004 and through January 19, 2005, the Company has raised $3,913,737 of gross proceeds through the exercise of 15,501,000 warrants by certain investors of the Company. Of these warrants, 3,582,250 had an exercise of $0.30 per share, 10,356,250 had an exercise price of $0.25 and the remaining 1,562,500 had an exercise price of $0.16 per share.

         As of January 19, 2005, the Company had 76,570,904 class A common shares outstanding and 97,514,829 shares outstanding on a fully-diluted basis, and 2,000,000 class B common shares outstanding

Item 9.01. Financial Statements and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c) Exhibit No. Description

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

Exhibit             Description                                                       Location
-------             -----------                                                       --------
                Termination Agreement relating to the Securities Purchase
Exhibit 99.1    Agreement, dated as of January 19, 2005, between the Company and
                Cornell Capital Partners, LP                                          Provided herewith

                Termination Agreement, relating to the Securities Purchase
Exhibit 99.2    Agreement, dated as of January 19, 2005, between the Company,         Provided herewith
                Highgate and Montgomery

Exhibit 99.3    Warrant issued to Highgate                                            Provided herewith

Exhibit 99.4    Warrant issued to Montgomery                                          Provided herewith


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 20, 2005                         SWISS MEDICA, INC.


                                                By:      /s/ Raghu Kilambi
                                                        ------------------
                                                Name:   Raghu Kilambi
                                                Title:  Chief Executive Officer


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